Exhibit 32
                                                                      ----------

                                 CERTIFICATIONS

In connection with the Quarterly Report of International Commercial Television Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kelvin Claney, President and Chief Executive Officer of the Company, and Karl Redekopp, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

               Date:  August  19,  2005

                                            Signed: /s/ Kelvin  Claney
                                                    ----------------------------
                                                    President and Chief
                                                    Executive  Officer

                                            Signed: /s/ Karl Redekopp
                                                    ----------------------------
                                                    Chief Financial Officer